UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 31, 2004

FOUNDATION CAPITAL RESOURCES, INC.
(Exact Name of Registrant as
Specified in its Charter)

Georgia (State or Other Jurisdiction of Incorporation)	333-105923 (Commission File Number)	58-2557344 (IRS Employer Identification No.)

1430 Leila Drive, Suite 100 Jackson, Mississippi (Address of Principal Executive Offices)	39216 (Zip Code)

Registrant's telephone number, including area code:  (601) 321-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          Foundation Capital Resources, Inc. (the "Company") has announced that Mr. Kenneth C. Bray, a member of the Board of Directors of the Company, passed away on December 31, 2004.

          Effective January 3, 2005, the Company appointed a new principal officer, Mr. Jeffrey Harold Sallee (age 39) as Vice President and Senior Relationship Manager. From August, 2004 to December, 2004, Mr. Sallee served as an Assistant Vice President with Fifth Third Bank in Brighton, Michigan, where he assisted companies with sales between $2,000,000 and $10,000,000 with their credit and non-credit banking service needs. Between January, 2003 and August, 2004, Mr. Sallee served as a Senior Loan Officer with Rives Leavell & Co. in Brighton, Michigan, where he assisted not-for-profit corporations, specifically religious organizations with aggregate financing needs greater than $700,000, with their credit needs. Between December, 1998 and January, 2003, Mr. Sallee served as a Corporate Banking Officer with Fifth Third Bank in Southfield, Michigan, where he assisted companies with sales between $10,000,000 and $80,000,000 with their credit and non-credit banking service needs.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2005	FOUNDATION CAPITAL RESOURCES, INC. (Registrant)

	By	/s/ Bobby D. Ray
Bobby D. Ray, Chief Financial Officer (Principal financial and accounting officer and duly authorized signatory for the registrant)